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   EXHIBIT 11.1 - COMPUTATION OF EARNINGS PER SHARE

   Bio-Rad Laboratories, Inc.
   (In thousands, except per share data)

                                                                Year Ended December 31,
                                                              1995       1994       1993
      Computation for Consolidated Statements of Income:

        Net income                                          $25,156    $15,598    $ 2,801
                                                            =======    =======    =======

        Weighted average common shares                        8,137      8,075      7,993
                                                            =======    =======    =======

        Earnings per share                                    $3.09      $1.93      $0.35
                                                            =======    =======    =======

    Additional Primary Computation (1):
        Weighted average common shares per above              8,137      8,075      7,993
        Add-Dilutive effect of outstanding options
             (as determined by the application of
             the treasury stock method)                         149        104         -
                                                            -------    -------    -------
        Weighted average common shares, as adjusted           8,286      8,179      7,993
                                                            =======    =======    =======

        Primary earnings per share                            $3.04      $1.91      $0.35
                                                            =======    =======    =======

   Fully Diluted Computation (1):
        Weighted average common shares per above              8,137      8,075      7,993
        Add-Dilutive effect of outstanding options
             (as determined by the application of
             the treasury stock method)                         159        109         -
                                                            -------    -------    -------
        Weighted average common shares, as adjusted           8,296      8,184      7,993
                                                            =======    =======    =======

        Fully diluted earnings per share                      $3.03      $1.91      $0.35
                                                            =======    =======    =======


   (1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.